Exhibit 99.1

Allarity Therapeutics Announces that the Stenoparib DRP® Test Has Received a Notice of Allowance from the US Patent and Trademark Office

- Patent expected to be formally granted within three months, subject to standard administrative procedures

- Patent would provide exclusivity at least into 2039 for stenoparib when used in concert with the stenoparib DRP test

TARPON SPRINGS, Fla., April 27, 2026 – Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib (2X-121)—a differentiated, dual PARP and WNT pathway inhibitor— today announced that the United States Patent and Trademark Office (USPTO) has issued a Notice of Allowance for its patent application covering the Company’s DRP® companion diagnostic specific to stenoparib.

Importantly, this Notice of Allowance covers multiple claims and represents a major step in Allarity’s global strategy to expand and protect the commercial potential of stenoparib when selecting patients using its proprietary stenoparib DRP® test. The patent is expected to be formally granted within three months, subject to standard administrative procedures and would provide exclusivity at least into 2039 for stenoparib when used in concert with the DRP® as a companion diagnostic.

Thomas Jensen, CEO of Allarity Therapeutics, commented: “This Notice of Allowance from the USPTO represents another successful milestone in our efforts to secure intellectual property protection for our DRP® technology in the US, the world’s most important pharmaceutical market. Critically, this patent maximizes the marketing exclusivity in the US for stenoparib in patients selected using the stenoparib DRP test, which is especially important as we seek to accelerate stenoparib toward approval for Ovarian and other cancers.”

The allowed claims include methods for predicting clinical benefit based on gene expression profiles derived from tumor samples and for selecting those patients most likely to benefit from stenoparib treatment.

Allarity previously secured a European and Australian patent for the Stenoparib DRP® and holds 18 granted patents for other drug-specific DRPs, including eight in the United States. Patent applications for the Stenoparib DRP® remain pending in Canada, Japan, China, and India.

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com

About Stenoparib/2X-121

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the WNT signaling pathway. Aberrant WNT/β-catenin signaling has been implicated in the development and progression of numerous cancers. By inhibiting PARP and blocking WNT pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer, Small Cell Lung Cancer and colorectal cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121. Allarity has two ongoing Phase 2 trial protocols for stenoparib in Ovarian Cancer patients. In the first, patients who had had 2+ lines of therapy were enrolled on stenoparib and given drug twice daily. This protocol has been closed to further enrollment but continues for the enrolled patients who are still receiving benefit from stenoparib administration. The updated data from this study were presented at the AACR special conference on advances in Ovarian Cancer in September 2025. Note that, as these data are from an ongoing trial, analyses may change as the study fully matures. An amended protocol designed expressly to capitalize on the emerging clinical experience with stenoparib in platinum resistant patients began enrolling patients in the summer of 2025. This amended protocol enrolls only platinum resistant or platinum-ineligible patients and is designed to accelerate the clinical development of stenoparib toward FDA approval. In parallel, a separate Phase 2 trial evaluating stenoparib in combination with temozolomide for relapsed small cell lung cancer (SCLC) began enrolling patients in early 2026 and is currently enrolling patients across multiple U.S. Veterans Administration (VA) sites.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, may have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be enhanced. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines, combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has shown an ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients across dozens of clinical studies (both retrospective and prospective). The DRP platform, which may be useful in all cancer types and is patented for dozens of anti-cancer drugs, has been extensively published in the peer-reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the expected grant and scope of the U.S. patent for the stenoparib DRP® companion diagnostic; the anticipated contribution of this patent to the Company’s global intellectual property strategy; and the Company’s ability to advance and commercialize stenoparib and its companion diagnostic. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the patent grant process, including potential delays or challenges; the Company’s ability to obtain, maintain, and enforce intellectual property protection; and broader risks related to the Company’s clinical development, regulatory progress, and financial resources. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form 10-K annual report filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026, available at the SEC’s website at www.sec.gov, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

###

Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc. I 123 E Tarpon Ave I Tarpon Springs, Florida I U.S.A. I NASDAQ: ALLR I www.allarity.com